Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of MXenergy Holdings Inc. (the “Company”) for the year ended June 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Jeffrey A. Mayer, Chief Executive Officer of the Company, and Chaitu Parikh, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)          The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certification accompanies each Report pursuant to Section  906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Date: October 13, 2009	/s/ JEFFREY A. MAYER
Jeffrey A. Mayer
President and Chief Executive Officer
(Principal executive officer)

Date: October 13, 2009	/s/ CHAITU PARIKH
Chaitu Parikh
Chief Financial Officer
(Principal financial officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.